Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 6, 2016, except as it relates to the effects of the revision discussed in Note 2 to the consolidated financial statements, as to which the date is October 25, 2016, relating to the financial statements of Athene Holding Ltd., which appears in Amendment No. 6 to the Registration Statement on Form S-1 (No. 333-211243) filed on November 28, 2016.

/s/ PricewaterhouseCoopers Ltd.

Chartered Professional Accountants

December 9, 2016